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                                                                    EXHIBIT 23.5





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Telewest Communications plc


We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-57409, 33-57469, 33-63139, 33-64127,
33-65311, 33-65493, 33-65497, 333-00265, 333-00717, 333-00765, 333-00835, 333-
06723, 333-07615, 333-27039, 333-29849, 333-40131, 333-41435 and 333-44745) on
Form S-3, the Registration Statements (Nos. 333-28613-01 and 333-29451) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-60839, 33-
60843, 33-64827, 33-64829, 33-64831, 33-65485, 33-65487, 333-06177, 333-06179,
333-16025, 333-16027, 333-40141 and 333-42917) on Form S-8 of
Tele-Communications, Inc. of our report dated March 19, 1998, relating to the consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Tele-Communications, Inc.




                                              KPMG Audit Plc
                                              Chartered Accountants
                                              Registered Auditors



London, England
March 23, 1998